Exhibit 10.32

                 INTERNATIONAL DAYWORK DRILLING CONTRACT - LAND
                 ----------------------------------------------


THIS AGREEMENT, dated the 7th day of April, 1998, is made between Challenger Oil Services, PLC, a company organized under the laws of England, with its principal office located in London, England (hereinafter called Contractor), and Karakuduk-Munai, Inc., a corporation organized under the laws of the Republic of Kazakstan, with and office located at Microdistrict, Region 3, Building 82, Aktau, Republic of Kazakstan. (hereinafter called "Operator").

WHEREAS, Operator desires to have onshore wells drilled, produced or worked over in the Operating Area and to have performed or carried out all auxiliary operations and services as detailed in the Appendices hereto or as Operator may require, and

VVHEREAS, Contractor is willing to furnish the land drilling rig Challenger No. 23, which is a Cabot 900 rig, together with drilling and other equipment (hereinafter called the "Drilling Unit"), insurance and personnel, all as detailed in the Appendices hereto for the purpose of drilling or producing said wells and performing said auxiliary operations and services for Operator.

NOVV THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and the covenants and agreements herein it is agreed as follows:

                           ARTICLE I - INTERPRETATION

101. Definitions

     In this Contract, unless the context otherwise requires:

(a) "Commencement Date" means the day and time within the nearest hour that the Contractor's drilling crew has arrived at Operator's first drilling location and is ready to commence the rigging up of the Drilling Unit.
     Operator hereby agrees to give to Contractor a written notice two weeks before the Drilling Unit is expected to arrive at the first drilling location in the Operating Area to enable Contractor to mobilize its drilling crew to the first drilling location on a timely basis,

(b) "Operators Items" means the equipment, material and services owned by Operator or which are listed in Appendix D that are to be provided at the expense of Operator;

(c) "Contractors Items" mean the Dulling Unit, equipment, material and services owned by Contractor or which are listed in Appendices B and D that are to be provided at expense of Contractor;

(d) "Contractor's Personnel" means the personnel and subcontractors to be provided by Contractor from time to time to conduct operations hereunder as listed in Appendix C;

(e) "Operator's Personnel" means the personnel and other contractors to be provided by Operator from time to time in connection with operations hereunder;

(f)  "Operating Area" means the area specified in Appendix A.

(g) "Operating Base" means the place onshore designated by Operator and specified in Appendix A;

(h) "Affiliated Company" means a company owning fifty percent (50%) or more of the stock of Operator or Contractor, a company in which Operator or Contractor own fifty percent (50%) of more of its stock, or a company fifty percent (50%) or more of whose stock is owned by the same company that owns fifty percent (50~) or more of the stock of Operator or Contractor.

102. Currency
     --------

     In this Contract, all amounts expressed in dollars are United States dollar amounts, unless otherwise indicated in Appendix A.

103. Conflicts
     ---------

     Appendices A, B, C, D and E attached hereto are incorporated herein by reference. If any provision of the Appendices conflicts with a provision in the body hereof, the latter shall prevail.

104. Headings
     --------

     The paragraph headings shall not be considered in interpreting the text of this Contract.


105. Further Assurances
     ------------------

     Each party shall perform the acts and execute and deliver the documents and give the assurances necessary to give effect to the provisions of this Contract.

106. Contractor Status
     -----------------

     Contractor in performing its obligations hereunder shall be an independent contractor. Operator may instruct and direct Contractor as to the results to be obtained from Contractor's employees, however, Contractor as an independent contractor shall have sole and complete control, supervision and direction over the Drilling Unit, its equipment and personnel, and over all operations to be carried out. This is a Contract for drilling services and shall not be construed as a charter, lease or demise of Contractor's equipment. None of Contractors employees are, nor shall be deemed to be, employees or agents of Operator. Use of subcontractors by Contractor shall not relieve Contractor from any liability or obligation under this Contract.

107. Governing Law
     -------------

     This Contract shall be construed and the relations between the parties determined in accordance with the law designated in Appendix A, not including, however, any of its conflicts of law rules which would direct or refer to the laws of another jurisdiction. In the event any provision of this Contract is inconsistent with or contrary to any applicable law, rule or regulations, said provision shall be deemed to be modified to the extent required to comply with said law, rule or regulation, and as so modified said provision and this Contract shall continue in full force and effect.

                                ARTICLE II - TERM

201. Effective Date
     ---------------

     The parties shall be bound by this Contract when each of them has executed it (hereinafter referred to as "Effective Date").

202. Duration
     --------

     This Contract shall, subject to Paragraphs 203 and 204 below, be for the term specified in Appendix A.

203. Termination
     -----------

     This Contract shall terminate:

     (a) immediately if the Drilling Unit becomes an actual loss on the date Contractor's insurance surveyor determines a constructive or arranged total loss to have occurred;

     (b) on the later of the date specified in Appendix A or, if operations are then being conducted on a well, as soon thereafter as such operations are completed and the Drilling Unit has been safely stacked at the demobilization location specified in Appendix A, unless some other location or port is mutually agreed, and all of Operator's Items have been off loaded;

     (c)  in accordance with Paragraph 708;

     (d)  in accordance with Paragraph 802.

204. Option to Extend
     ----------------

     This Contract may be renewed by Operator for an additional one year term at the same rates, terms and conditions, provided that Operator first gives to Contractor a written notice of renewal at least ninety (90) days prior to the expiration of the initial term of this Contract.

205. Continuing Obligations
     ----------------------

     The provisions of Article ~X, Article 1304, 1305 and 1309 shall survive the termination of this Contract and the Parties shall continue to be bound thereby.

206. Return of Operator's Item
     ---------------------------

     Upon termination of operations, Contractor shall return to Operator at the last drilling location of the Drilling Unit under this Contract, or at any other location as directed by Operator at Operator's sole cost, any of Operator's Items which are at the time in Contractor's possession, Operator's Items shall be returned by Contractor in the same condition in which they were received by Contractor, normal wear and tear excepted.

                      ARTICLE Ill - CONTRACTOR'S PERSONNEL

301. Number. Selection, Hours of Labor and Remuneration
     --------------------------------------------------

     Except where herein otherwise provided, the number, selection, replacement, hours of labor and remuneration of Contractors Personnel shall be determined by the Contractor. Such employees or subcontractors shall be the employees or subcontractors solely of Contractor. Notwithstanding the above, minimum manning shall be as specified in Appendix C.

302. Contractor's Representative
     ---------------------------

     Contractor shall nominate one of its personnel as Contractors Representative who shall be in charge of the remainder of Contractor's Personnel and who shall have full authority to resolve all day-to-day matters which arise between Operator and Contractor.

303. Increase in Contractor's Personnel
     ----------------------------------

     Operator may, subject to mutual agreement of the parties as to additional compensation to Contractor, require Contractor to increase the number of Contractor's Personnel.

304. Replacement of Contractor's Personnel
     -------------------------------------

     Contractor will remove and replace at anytime any of Contractors Personnel if Operator so requests. Operator shall not exercise this right in an unreasonable or arbitrary manner and shall give to Contractor the reasons for any such request.

305. Personnel Shortages
     -------------------

     Should Contractor, at any time during the term of this Contract, provide less than a full crew of personnel as established by the Appendices, the applicable dayrate payable to Contractor hereunder shall be reduced by an amount calculated by multiplying the applicable dayrate by a fraction, where the number of crew members absent from the Dolling Unit is the numerator and the total number of required crew members is the denominator.

     If at any time in Operator's opinion, Contractor's failure to provide a full crew of personnel as established in the Appendices is interfering with or delaying the conduct of its operations, and such failure continues for a period of five (5) days after written notice from Operator to Contractor, then in addition to (i) a reduction in the applicable day rate as provided herein and
(ii) any other remedies the Operator may have under this Contract, the Operator may terminate this Contract.

306. Safety Measures
     ---------------

     Contractor shall, at its expense, take all measures reasonably necessary or proper to provide safe working conditions, and shall comply with Operator's safety regulations and with all safety requirements of the country of operation. Contractor shall give notice to all persons at the drill site of all safety regulations which apply to such personnel. Additionally, Contractor shall ensure that such persons are fully informed of and comply with such regulations. The Contractor shall set up and conduct monthly safety drills.



                         ARTICLE IV - CONTRACTOR'S ITEMS

401. Obligation to Supply
     --------------------

     Contractor shall provide Contractors Items and Personnel and perform the services to be performed by it in accordance with Appendices B, C and D.

402. Maintain Stocks
     ---------------

     Contractor shall be responsible, at its cost, for maintaining adequate stock levels of Contractor's Items and replenishing as necessary.

403. Maintain and Repair Equipment
     -----------------------------

     Contractor shall, subject to Paragraph 901, be responsible for the maintenance and repair of all Contractor's Items and shall provide all spare parts and materials required therefor. Contractor shall, if requested by Operator, also maintain or repair any of Operator's Items in the Operating Area which Contractor is qualified to and can maintain or repair with Contractor's normal complement of personnel and equipment at the drill site, provided, however, that Operator shall at its cost provide all spare parts and materials required to maintain or repair Operator's Items, and the basic responsibility and ability for furnishing and maintaining such items shall remain in Operator.


                   ARTICLE V - CONTRACTOR'S GENERAL OBLIGATION

501. Contractor's Standard of Performance
     ------------------------------------

     Contractor shall carry out all its operations under this Contract on a daywork basis For purposes hereof the term "daywork basis" means Contractor shall furnish equipment, labor and perform services as herein provided, for a specified sum per day under the direction and supervision of Operator (which term is deemed to include any employee, agent, consultant of subcontractor engaged by Operator to direct drilling operations). When operating on a daywork basis, Contractor shall be fully paid at the applicable rates of payment and assumes only the obligations and liabilities stated herein. Except for such obligations and liabilities specifically assumed by Contractor, Operator shall be solely responsible and assumes liability for all consequences of operations by both parties while on a daywork basis, including results and all other risks or liabilities incurred in or incident to such operations, notwithstanding any breach of representation or warranty, either expressed or implied, or latent defects (whether or not preexisting) and any liability based on any theory of tort, breach of contract or strict liability, including defect or ruin or premises, either latent or patent.

502. Operation of Drilling Unit
     --------------------------

     Subject to Paragraph 606, Contractor shall be responsible for the operation of the Drilling Unit, including, supervising moving operations and positioning on drilling locations as required by Operator. Operations under this Contract will be performed on a twenty-four (24) hour per day, seven (7) days a week basis. Contractor warrants that the Drilling Unit will operate efficiently and is physically capable of drilling wells to depths specified in the Appendices hereto.

503. Compliance with Operator's Instructions
     ---------------------------------------

     Contractor shall comply with all instructions of Operator consistent with the provisions of this Contract, including, without limitation, drilling, well control and safety instructions. Such instructions shall, if Contractor so requires and time permits, be confirmed in writing by the authorized representative of Operator. However, Operator shall not issue any instructions which would be inconsistent with Contractors rules, policies or procedures pertaining to the safety of its personnel, equipment or the Drilling Unit, or require Contractor to exceed the capacity of the Drilling Unit.

504. Adverse Weather
     ---------------

     Contractor, in consultation with Operator, shall decide when, in the face of impending adverse weather conditions, to institute precautionary measures in order to safeguard the well, the well equipment, the Drilling Unit and personnel to the fullest possible extent. Contractor and Operator shall each ensure that each respective senior representative will not act unreasonably in the exercise of their discretion under this Paragraph.

505. Drilling Fluids and Casing Program
     ----------------------------------

     Contractor shall follow any of Operator's instructions with respect to the Drilling Fluid and Casing Program as may be specified by Operator. Operator shall provide Contractor with any such programs reasonably in advance of the spud date of each well to be drilled hereunder.

506. Cutting/Coring Program
     ----------------------

     Contractor shall save and identify cuttings and cores according to Operator's instructions and place them in containers furnished by Operator.

507. Records to be Kept by Contractor
     -------------------------------

     Contractor shall keep and furnish to Operator an accurate record of the work performed and formations drilled on the IADC-API Daily Drilling Report Form or other form acceptable to Operator. A legible copy of said form signed by Contractor's Representative shall be furnished by Contractor to Operator.

508. Difficulties During Drilling
     ----------------------------

     In the event of any difficulty arising which precludes either drilling ahead under reasonably normal procedures or the performance of any other operations planned for a well, Contractor may suspend the work in progress and shall immediately notify the representative of Operator of the difficulty, and in the meantime exert its best efforts to overcome the difficulty.

509. Well Control Equipment
     ----------------------

     Subject to Article IX, Contractor shall maintain its well control equipment listed in Appendices B and D in good condition at all times and shall use all reasonable means to prevent and control fires and blowouts and to protect the hole.

510. Inspection of Materials Furnished by Operator
     ---------------------------------------------

     Contractor agrees to visually inspect all materials furnished by Operator before using same and to notify Operator of any apparent defects therein. Contractor shall not be liable for any loss or damage resulting from the use of materials furnished by Operator.

                 ARTICLE Vl - OPERATOR'S RIGHTS AND OBLIGATIONS

501. Equipment and Personnel
     -----------------------

     Operator shall at its cost provide Operator's Items and Operator's Personnel and perform the services to be provided or performed by it according to Appendix D. ln addition to providing the initial supply of Operator's Items, Operator shall be responsible, at its cost, for maintaining adequate stock levels and replenishing as necessary. When, at Operator's request and with Contractor's agreement, the Contractor furnishes or subcontracts for certain items which Operator is required herein to provide, for purposes of this Contract said items or services shall be deemed to be Operators items or Contractors, and Operator shall not be relieved of any of its liabilities in connection therewith. For furnishing said items and services, Operator shall reimburse Contractor its entire cost plus a handling charge as specified in Appendix A.

602. Maintenance and Repair
     ----------------------

     Operator shall be responsible, at its cost, for the maintenance and repair of all Operator's Items on the Drilling Unit which Contractor is not qualified to or cannot maintain or repair with Contractors normal complement of personnel and the equipment at the drill site.

603. Operator's Employees
     --------------------

     Operator shall designate a senior representative to resolve day-to-day matters requiring decision by Operator who will be present at the drill site. Contractor may treat Operator's senior representative for the time being at the drill site as being in charge of all Operator Personnel.

604. Replacement of Operator's Personnel
     -----------------------------------

     Contractor shall have the right to request in writing Operator to remove and replace any Operator Personnel at the drill site if the Contractor can show reasonable grounds for such request; however the final decision with respect to such removal shall rest with Operator.

605. Drilling Site and Access
     ------------------------

     Operator shall be responsible for providing access to the drilling location, as well as selecting, surveying, marking and clearing the drilling locations as may be reasonably required by Contractor for location approval. Operator shall obtain and provide all required certificates, drilling permits and licenses required for the drilling operations and Dolling Unit hereunder. Operator shall notify Contractor of any impediments or hazards to operations at each drilling location or at any access routes to the drilling locations of which it has knowledge. Notwithstanding any other provision of this Contract, should there be obstructions at or within the area of the drill site and these obstructions result in damage to the Drilling Unit, Operator shall be responsible for and hold harmless and indemnify Contractor for all resulting damage, including the payment of the Standby Rate during repairs, but Operator shall receive credit for any physical damage insurance proceeds received by Contractor as a result of such damage.

606. Custom or Excise Duties, Taxes and Fees
     ---------------------------------------

     Contractor shall transport the Drilling Unit and its equipment to the port of Houston and provide Operator with information and documentation concerning the Drilling Unit and equipment which Operator may need to arrange shipment. Operator shall arrange for and pay all expenses of shipping the Drilling Unit and equipment from the Port of Houston to the Operator's first drilling location in the Operating Area, including the costs of trip insurance to cover the Drilling Unit during the transportation. After the first well has been spudded, Contractor shall pay all costs of shipping and transportation of spare parts, materials and supplies to the drill site. Operator shall be responsible for obtaining permits and licenses and clearing customs for the initial and subsequent items in the country in which the Operating Area is located, as well as all related charges such as customs duties, excise duties, sales taxes, value added taxes, clearing agent's fees, port clearances, pilotage, other similar fees, handling charges and port dues.

607. Taxes
     -----

     Contractor shall pay any and all liabilities or claims for Profit Tax and Net Income Tax or other taxes assessed or levied on account of Contractor's earnings under this Contract which any Kazakstan taxing authority (including any political subdivision thereof claiming jurisdiction over Contractor and its performance of this Contract may assess or levy against Contractor up to the aggregate sum of $850 U.S_ Dollars per day. Operator shall assume responsibility for and pay on behalf of Contractor or reimburse to Contractor any Kazakstan taxes which exceed $850 U.S. Dollars per day on a grossed up basis, so that Contractor's maximum obligation for such Kazakstan taxes shall never exceed $850 U.S. Dollars per day.

     Contractor shall indemnify and hold harmless Operator from and against any personnel income taxes which may be assessed against Contractor's personnel based on tax rates, laws and regulations as they exist as of the date of this Contract. If, after the execution of this Contract, such tax rates, laws or regulations pertaining to personnel income taxes increase, then Operator shall indemnify and hold harmless Contractor from and against any such increase.

     Operator shall pay or reimburse Contractor for all other taxes of any kind, including but not limited to, VAT, Drilling Unit registration costs, Property taxes, Road taxes and other taxes.

608. Take Over of Work
     -----------------

     ln the event any well drilled under this contract should blow out, catch fire or in any manner get out of control, Operator may take over complete control and supervision of the work of bringing the well under control or putting out the fire. If at any time in Operator's opinion, contractor is failing to conduct its operations in a diligent, skillful and workmanlike manner and in all respects in strict accordance with accepted good oil field practices pursuant to the terms of this contract, and such failure continues for a period of ten (10) days (or in the event such failure results in a significant safety hazard, if such failure continues for 96 hours) after notice from Operator to contractor, Operator may take over and continue the work on the well to completion or abandonment. In the event Operator takes over the work pursuant to this Article 608, Operator shall have full use of Contractor's Drilling Unit and other equipment, facilities, material, supplies and personnel at the well location, which Contractor shall continue to insure in accordance with this Contract, and Contractor shall continue to be paid the applicable day rates provided for in this Contract. During any such take over period the indemnities given by Contractor to Operator under this Contract shall be suspended and Contractor shall have no responsibility to Operator under such indemnities. when such take over period has ended, Operator shall return the Drilling Unit and all of Contractor's items to Contractor in as good condition as when the take over began, normal wear and tear excepted.

609. Operator's Well Program
     -----------------------

     Operator shall from time to time provide Contractor with a well drilling program or programs, which shall include, but not be limited to hole sizes, casing program, mud control program and Operator's deviation policy. Operator may modify these programs while drilling is in progress.

                         ARTICLE VII - RATES OF PAYMENT

701. Payment
     -------

     Operator shall pay to Contractor during the term of this Contract the amounts from time to time due calculated to the nearest hour according to the rates of payment herein set forth, notwithstanding any breach of representation or warranty, either expressed or implied, or latent defects or any liability based upon any theory of tort, breach of contract or strict liability, either latent or patent.

702. Mobilization Fee
     ----------------

     There shall be no Mobilization Fee due and payable by Operator under this Contract, except for Operator's obligations under Article 606 and 703 hereof.

703. (This article intentionally deleted and left blank)

704. Demobilization Fee
     ------------------

     Operator shall pay Contractor a Demobilization Fee as specified in Appendix A to cover Contractor's costs of demobilizing the Dulling Unit. The Demobilization Fee shall be earned and payable on the date of termination of this Contract. Except as is provided below, Operator shall have no further demobilization obligations other than the payment of the Demobilization Fee. Operator, however, shall provide to Contractor all export documentation necessary to enable to freely export the Drilling Unit upon the termination of this Contract. lf Contractor is unable to export the Drilling Unit from Kazakstan for any cause other than the fault of Contractor within thirty (30) days after termination of this Contract, then Operator shall begin paying the Standby Rate Vathout Crews beginning on the thirty-first (31st) day and continuing until the Drilling Unit is safely exported from Kazakstan.

705. Operating Rate
     --------------

     The Operating Rate specified in Appendix A will first become payable from the moment when the Drilling Unit has been rigged up and is ready to spud the first well under this Contract. The Operating Rate shall continue to be payable throughout the duration of the Contract, except when some other rate herein provided applies.

706. Standby Rate
     ------------

     The Standby Rate specified in Appendix A will be payable as follows:

     (a) during any period of delay when Contractor is unable to proceed because of adverse weather conditions or as a direct result of an act, instruction or omission of Operator including, without limitation, the failure of any of Operator's Items, or the failure of Operator to issue instructions, provide Operator Items or furnish services;

     (b) from the Commencement Date until the moment when the Operating Rate first becomes payable;

     (c) during any period after Commencement Date that the Drilling Unit is undergoing periodic inspections required for maintenance of any Certification or Classification Certificates;

     (d) during any period when operations are suspended to repair the Drilling Unit or other Contractor Items due to blowout, fire, cratering, shifting or punch through at a drilling location, obstacles or obstructions or the consequences thereof;

     (e) during any period when operations are being conducted hereinunder to redrill or repair any well drilled hereunder which is lost or damaged as a result of Contractors sole negligence;

     (f) during any period when operations are suspended or are being conducted due to difficulties encountered while drilling as provided for in
          Article 508 hereof.

707. Rate During Repair
     ------------------

     The Repair Rate specified in Appendix A will be payable during the first twenty-four (24) hours per month during which operations are suspended to permit necessary replacement, inspection, repair or maintenance of Contractors Items, except as provided in Paragraphs 608 and 708. Routine maintenance such as lubrication, packing of swivels, changing of pump parts, slipping lines, drill string and certification inspections, shall not be considered as maintenance for purposes of this Paragraph.

708. Force Majeure Rate
     ------------------

     The Force Majeure Rate specified in Appendix A will be payable during any period in which operations are not being carried on because of Force Maleure as defined in Paragraph 1303, including periods required to repair damage caused by a Force Majeure event. However, should an event of Force Majeure continue in existence for a period of Ninety (90) days, then no dayrate shall be payable for the period after such 90 days and either Contractor or Operator shall have the right to terminate this Contractor at anytime.

709. Moving Rate
     -----------

     Operator shall pay to Contractor a lump sum payment of ten ($10,000) thousand for each move of the Drilling Unit from well site to well site in the Kara~uduk Field.

710. Standby Rate without Crews
     --------------------------

     The Standby Rate without Crews shall be the rate so stated in Appendix A

711. Additional Payments
     -------------------

     Operator shall, in addition, pay to Contractor:

     (a) the cost of any overtime paid by Contractor to Contractors Personnel in respect of the maintenance or repair at the drill site of Operator's Items, if requested by Operator, or other overtime required by the Operator;

     (b) Contractors costs associated with waiting on Operator furnished transportation or as the result of an act, instruction or omission of Operator;

     (c) Contractors costs associated with evacuations and accommodations of personnel caused by hazardous conditions or circumstances at the drill site; and

     (d) Contractor's costs associated with moving Contractor's items and Personnel, and their personal effects, if Contractor is required to change its operating base to a new Operating Area or within the Operating Area.

712. Variation of Rates
     ------------------

     The rates and Payment herein set forth shall be revised by the actual amount of the change in Contractor's cost if an event as described below occurs or if the cost of any of the items hereinafter listed shall increase by more than the amount indicated below from Contractor's cost thereof on the date of execution of this Contract:

     (a) labor costs, including all payroll burden and benefits paid by Contractor for its employees;
     (b) if Operator requires Contractor to increase the number of Contractor's Personnel;
     (c) if it becomes necessary for Contractor to change the work schedule of its personnel or change the location of its Operating Base or Operating Area;
     (d)  in the event described in Paragraph 1102;
     (e) if the cost of insurance premiums increases by five percent (5%) or more;
     (f) if there is any change in laws, rules, regulations, or legislation, including the enforcement or interpretation thereof, that increases Contractor's financial burden;


                      ARTICLE Vlll - INVOICES AND PAYMENTS

801. Monthly Invoices
     ----------------

     Contractor shall bill Operator at the end of each month, or at the end of each well, if sooner, for all daily charges earned by Contractor. Other charges shall be billed as earned. Billings for daily charges will reflect details of the time spent (calculated to the nearest hour) and the rate charged for that time. Billings for other charges will be accompanied by invoices and other documentation supporting costs incurred for Operator or other substantiation as reasonably required by Operator.

802. Payment
     -------

     Operator shall pay all invoices within thirty days after the receipt thereof except that if Operator disputes an item invoiced, Operator shall within twenty days after receipt of the invoice notify Contractor of the amount disputed, specifying the reason therefor, and payment of the disputed amount may be withheld until settlement of the dispute, but payment shall be made of any undisputed portion. Contractor shall have the right, upon ten (10) days prior written notice, to terminate this Contract if Operator fails or refuses to timely pay Contractor undisputed amounts due and owning to Contractor.

803. Manner of Payment
     -----------------

     All payments due by Operator to Contractor hereunder shall be made by wire transfer or as otherwise agreed to Contractor's bank account which is specified in Appendix A.

804. Local Currency Expenditures
     ---------------------------

     Contractor shall have the right to specify that Operator shal[ pay Contractor in the currency of the country where the Drilling Unit is operating in amounts equal to Contractor's local currency expenditures (including those expenditures incurred locally by Contractor for the account of Operator) and as needed by Contractor. All amounts of local currency so paid Contractor during the month shall be credited against Contractor's U.S. Dollar monthly invoice for that month at the rate of exchange of U.S. Dollars for the local currency in effect on the date Contractor makes the local currency payment as published by the Central Bank of Kazakstan.

                             ARTICLE IX - LIABILITY

901. Equipment or Property
     ---------------------

     Except as specifically provided herein to the contrary, each party hereto shall at all times be responsible for and hold harmless and indemnity the other party from and against damage to or loss of its own and its subcontractors equipment or property, except to the extent that the proceeds from Contractor's insurance as made available to Contractor do not compensate Contractor therefor:
Operator shall be responsible for and shall hold harmless and indemnify Cuntractor for loss or destmcUon of or damage to Contractors drill pipe, drill collars, subs, reamers, bumper subs, stabilizers and other in-hole equipment when such equipment is being used In the hole below the rotary table, normal wear excepted. Abnormal wear and/or damage for svhich Operator shall be responsible hereunder shall include, but not be limited to, wear andlor damage resulting from the presence of H2S or other corrosive elements In the hole including thosa introduced into the drilling fluid, excessive wear caused by sandcutting, damage resulting from excessive or uncontrolled pressures such as those encountered durtng testing, blowout, or in a well out of control, excessive deviation of the hole from vemcal, dog-leg Severity, fishing, cementing or testing operations, Hnd from any unusual drilling practices employed at Operatofs request. Operators responsibility for such abnormal wear andlor damage as referred to herein shall include abnormal wear and/ar damage to Gontractofs choke hoses and manifolds. BOP and other appurtenant equipment, Operator shall pay the cost of repairing damaged equipment if repairable_ In the case of equipment lost. destroyed or damaged beyond repair, Operator shall reimburse Contractor an amouot equal to the then current replacement cost of such equipment delivered to the Drilling Unlit.

902. The Hole
     --------

     In the event the hole should be lost or damagad, operator shall be responsible for and hold harmless and indemnify Contractor from such damage to or loss Qf the hole, including all down hole property therein,

903. Contractor's Personnel
     ----------------------

     Contractor shall be responsible for and hold harmless and indemnify Operator from and against all claims, demands and causes of action of every kind and character arising in connection herewith in favor of Contractor's employees, or Contractor's subcontractors or their employees, or Contractor's invitees, on account of bodily injury, death or damage to property.

904. Operator's Personnel
     --------------------

     Operator shall be responsible for and hold harmless and indemnify Contractor from and against all claims, demands, and causes of action of every kind and character arising in connection herewith in favor of Operator's employees, or Operator's other contractors (excluding Contractor hereunder) or their employees, or Operator's invitees, on account of bodily injury, death or damage to property.

905. Pollution and Contamination
     ---------------------------

     Notwithstanding   anything   to  the   contrary   contained   herein,   the
responsibility for pollution or contamination shall be as follows:

     (a) Contractor shall be responsible for and hold harmless and indemnify Operator for control and removal of pollution or contamination which originates above the surface of the ground from spills of fuels, lubricants, motor oils, normal water base drilling fluid and attendant cuttings, pipe dope, paints, solvents, ballast, bilge and garbage in Contractor's possession and control.

     (b) Operator shall be responsible for and hold harmless and indemnify Contractor against all claims, demands, and causes of action of every kind and character (including control and removal of the pollutant involved) arising directly or indirectly from all pollution or contamination, other than that described in Paragraph 905(a) above, which may occur as a result of operations hereunder, including, bit not limited to, that which may result from fire, blowout, cratering, seepage or any other uncontrolled flow of oil, gas, water or other substance, as well as the use or disposition of lost circulation and fish recovery materials and fluids, oil emulsion, oil base or chemically treated drilling fluids. and drilling fluids other than "normal water base drilling 9uid" defined in Paragraph 805(a) above.

     (c) ln the event a third party commits an act or omission which results in pollution or contamination for which either the Contractor or Operator for whom such party is performing work is held to be legally liable. the responsibility therefor shall be considered, as between the Contractor and Operator, to be the same as if the party for whom the work was performed had performed the same and all af the obligations and limitations set forth in Paragraphs 205(a) and (b) above, shall be specifically applied.

906. Debris Removal and Cost of Control
     ----------------------------------

     Operator shall be responsible for and hold harmless and indemnify contractor for the cost of removal of debris including the Drilling Unit. Operator shall also be responsible for and hold harmless and indemnify Contractor for the cost of regaining control of any wild well.

907. Underground Damage
     ------------------

     Operator shall be responsible for and hold harmless and indemnify Contractor for and and all claims resulting from operations under this Agreement on account of injury to, destruction, of, or Ioss or impairment of production or any proper right in or to oil, gas or other mineral substance or water, if at the time of the act or omission causing such injury, destruction, loss, or impairment, said substance had not been reduced to physical possession above the earth surface, and for any loss or damage to any formation, strata, or reservoir beneath the earth surface.

506. Consequential Damages
     ---------------------

     Neither party shall be liable to the other for, and each party shall hold harmless and indemnify the other against, special, indirect of consequential damages resulting from or arising out of this Contract, including, without limitation, loss of profits, loss of use or business interruptions, however same may be caused.

910. Indemnity Obligation
     --------------------

     (a) The parties intend and agree that the phrase "be responsible for and hold harmless and indemnify" in Paragraphs 505 and 901 through 908 hereof mean that the indemnifying party shall indemnify, hold harmless and defend (including payment of reasonable attorney's fees and costs of litigation) the indemnified party from and against any and all claims, demands, causes of action, damages, judgements and awards of any kind or character, without limit and without regard to the cause or causes thereof, including pre-existing conditions, whether such conditions be patent or latent, breach of warranty (express or implied), strict liability, or the negligence of any person or persons, including that of the indemnified party, whether such negligence be sole, joint or concurrent, active, passive or gross or due to the willful misconduct of any party.

     (b) An indemnifying party's obligations contained in this Agreement shall also extend to the indemnified party and its Affiliated Companies and the officers, directors, employees, agents, owners, shareholders and insurers of each and to actions in rem or in personam.

     (c) The terms and provisions of Paragraphs 605 and 901 through 909 shall have no application to claims or causes of action asserted against Operator or Contractor by reason of any agreement of indemnity with a person or entity not a party hereto.

                              ARTICLE X - INSURANCE

1001. Contractor's Insurance
      ----------------------

     Contractor shall carry and maintain insurance coverage of the type and in the amounts set forth in Appendix E, All references in this Contract to "insurance" of Contractor shall mean such insurance as set forth in Appendix E.

1002. Certificates
      ------------

     Contractor will furnish Operator, on request, with certificates indicating that the required insurance is in full force and effect and that the same shall not be canceled or materially and adversely changed without ten (10) days written notice to Operator.

1003. Subcontracts
      ------------

     For liabilities assumed hereunder by Contractor, its insurance shall be endorsed to provide that the underwriters waive their right of subrogation against Operator, its Affiliated Companies and co-venturers, and employees of each. Operator will, as well, cause its insurer to waive subrogation against Contractor and Contractor's Affiliated Companies and employees of each for liabilities it assumes.

1004. Additional Insured
      ------------------

     Contractor shall name Operator as additional insured, where permitted, under its policies of insurance, but only with respect to liabilities assumed by Contractor under this Contract. Operator shall name Contractor as additional insured, where permitted, under its policies of insurance, but only with respect to liabilities assumed by Operator under this Contract.


                     ARTICLE Xl - SUBLETTING AND ASSIGNMENT

1101. Subcontracts
      ------------

     Operator may employ other contractors to perform any of the operations or services to be provided or performed by it. Contractor may employ other contractors to perform any of the operations or services to be provided or performed by it with the prior consent of Operator.

1102. Assianment
      ----------

     Neither party may assign this Contract to anyone other than an Affiliated company without the prior when consent of the other, and prompt notice of any such intent to assign shall be given of the other party. In the event of such assignment, the assigning party shall remain liable to the other party as a guarantor of the performance by the assignee of the terms of this Contract. If any assignment by Operator is made that increases Contractors' financial burden, except for any assignment by Contractor, Contractors compensation shall be adjusted to give effect to any increase in Contractor's operating costs or taxes.

                              ARTICLE IX - NOTICES


1201. Notices
      -------

     Notices, reports and other communications required or permitted by this Contract to be given or sent by one party to the other shall be delivered by hand, mailed, telexed, or telecopied to the address as specified in Appendix A. Either party may by notice to the other party change its address. Notices shall be effective upon receipt.

                             ARTICLE Xlll - GENERAL

1301. Confidential Information
      ------------------------

     Upon written request of Operator, all information relating to the well obtained by Contractor in the conduct of operations hereunder shall be held confidential by contractor who will use the same degree of care it uses in safeguarding its own confidential information.

1302. Attorney's Fees
      ---------------

     If this Contract is placed in the hands of an attorney for collection of any sums due hereunder, or suit is brought on same, or sums due hereunder are collected through bankruptcy or arbitration proceedings, then the prevailing party shall be entitled to recover reasonable attorney's fees and costs.

1303. Force Majeure
      -------------

     Except as otherwise provided in this Paragraph 1303, each party to this Contract shall be excused from complying with the terms of this Contract, except for the payment of monies when due and the honoring of indemnities, if and for so long as such compliance is hindered or prevented by riots, strikes, wars (declared or undeclared), insurrection, rebellions, terrorist acts, civil disturbances, dispositions or order of governmental authority, whether such authority be actual or assumed , acts of God or adverse weather conditions, inability to obtain equipment, supplies or fuel, or by any act or cause (other than financial distress or inability to pay debts when due) which is reasonably beyond the control of such party, such cause being herein sometimes called "Force Majeure." In the event that either party hereto is rendered unable, wholly or in part, by any of these causes to carry out obligation under this Contract, such party shall give notice and details of Force Majeure in writing to the other party as promptly as possible after its occurrence. In such cases, the obligations of the party giving the notice shall be suspended during the continuance of any inability so caused except that Operator shall be obliged to pay to Contractor the Force Majeure Rate provided for in Paragraph 708.

1304. Right to Audit
      --------------

     For a period of three years from termination of the Contract, Contractor shall keep proper books, records and accounts of operation hereunder and shall permit Operator at all reasonable times to inspect the portions thereof related to any variation of the rates hereunder or charges for reimbursable items.

1305. Compliance with Laws
      --------------------

     Each party hereto agrees that all laws, rules and regulations of any federal, state or local government authority which are now or may become applicable to that party's operations covered by or arising out of the performance of this Contract will apply. In the event any provision of this Contract is inconsistent with or contrary to any applicable federal, state or local law, rule or regulation, said provision shall be deemed to be modified to the extent required to comply with said law, rule or regulation, and as so modified said provision and this Contract shall continue is full force and effect. If any act or omission by Contractor in response to Operator's explicit instruction violates such law, Operator shall indemnify Contractor for any consequences thereof. In no event however, will Contractor be requested or required to violate any law, rule or regulations of the United States of America.

1305. Waivers
      -------

     lt is fully understood and agreed that none of the requirements of this Contract shall be considered as waived by either party unless the same is done in writing, and then only by the persons executing this Contract, or other duly authorized agent or representative of the party.

1307. Entire Agreement
      ----------------

     This Contract supersedes and replaces any oral or written communications heretofore made between the parties relating to the subject matter hereof.

     Inurement
     ---------

     This Contract shall inure to the benefit of and be binding upon the successors and assigns of the parties.

1309. Resolution of Disputes
      ----------------------

     Any dispute, controversy or claim arising out of or in relation to or in connection with this Agreement, including without limitation any dispute as to the construction, validity, Interpretation, enforceability or breach of this Agreement, shall be exclusively and finally settled by arbitration, and any Party may submit such a dispute, controversy or claim to arbitration.

     A single arbitrator shall be appointed by unanimous consent of the Parties. If the Parties, however, cannot reach agreement on an arbitrator within thirty
(30) days of the submission of a Notice of Arbitration, the appointing authority shall be the American Arbitration Assoctiation, which can appoint an independent arbitrator which does have any financial interest in the dispute, controversy or claim. Unless otherwise expressly agreed in Writing by the Parties to the arbitration proceedings:

     (a) The arbitration proceedin9s:~hgll be hold in the Borough Of Manhatten, City of New York;
     (b) The arbitrator shall be and remain at all times wholly independent and impartial;
     (c) The arbitratlon pracE8dings shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration hssociaton then in effort;
     (d) Any Procedural issues not determined under the arbitrate rules selected pursuant to this Agreement shall be-determined by the low of the plea of erhtrefion other than those laws which would refer the matter to another jurisdiction:
     (e) Each Party shall be responsible for its own costs of the arbitration proceedings (including attorney's fees and costs); and
     (f) Judgement upon the award rendered by the arbitrator may be entered in any court" having jurisdiction thereof.

     lN WITNESS THEREOF THE PARTIES HAVE EXECUTED THIS CONTRACT ON THE DAY AND YEAR FIRST ABOVE WRlTTEN.

                                      OPERATOR: Karakuduk-Munai, Inc.

WITNESS:
/s/ Nicoli Klinhev                    BY: /s/ J. Mcgee
--------------------------                --------------------------------------
General Director                      TITLE: General Director

                                      CONTRACTOR: Challenger Oil Services. PC

WITNESS:
/s/                                   BY: /s/ Y.S. Tatanaki
--------------------------                --------------------------------------
                                      TITLE:  General Manager

                                   APPENDIX A



     Attached  to and  incorporated  as a part of that  certain  Contract  dated
______________________.

Para Nos.:

101 (f)           Operating Area:              Karakuduk Field, Kazakstan

101 (g)           Operating Base:              Karakuduk Field, Kazakstan

102 Currency:                                  United States Dollars

107 Governing Law:                             The Laws of the State of New York

202 Duration:                                  One (1) year from Spud in date of
                                               the first well drilled under this
                                               Contract.

203 (b) Termination:                           One (1) year from Spud in date of
                                               the first well drilled under this
                                              Contract or after well in progress
                                              on that date.

203 (b) Demobilization Location: Operator's last well location in the Operating Area.
&705 (c)

204      Option Term:                       One year

         Option Notice:                     Ninety (90) days before Termination
                                            of original term
         Deadline for Mutual
         Agreement:                         Ninety (90) days before termination
                                            of original term

503      Maximum Well Depth:              11,500 feet with 41/2 inch drill pipe.

601      Handling Charge:                 Ten (10%) Percent

702      Mobilization Fee:                At Operators cost

704      Demobilization Fee:              $250,000

705      Operating Rate:                  $15,056 (includes pol. risk ins.)

706      Standby Rate without Crews:      $14,706         "

707      Repair Rate:                     $14,706         "

         Repair Time                      At Repair Rate for first twenty-four
                                        (24) hours per month, then at zero rate.

708      Force Majeure Rate:            $14,706

709      Moving Rate                    $10,000 lump sum for each move of the
                                        Drilling Unit from well site to well
                                        site within the Karakuduk Field.

710      Standby Rate without Crews:    $8,500

         Interest Rate on Late

         Payments:                      One month LIBOR plus 2% per annum

803      Address for Payment            (BANK)

                                        Acct, No.

201 Address for Notices:

Operator:

Telex:
Telecopier:
Attention:

Contractor:

Telex:
Telecopier:
Attention:

1305 Country of Legal
Jurisdiction: Courts of the State of New York

1310 Value of Contractor's Unit and equipment: U.S.S $5,500,000.

                                   APPENDIX B


            DRILLING UNIT AND EQUIPMENT TO BE PROVIDED BY CONTRACTOR

                                  APPENDIX E

                             CONTRACTOR'S INSURANCE

Workers' Compensation and Employers' Liability Insurance
--------------------------------------------------------

Workers' compensation and labor liability insurance covering all Contractor's employees. in accordance with the statutory requirements of the state of hire or country in which the work is to be performed. The Employer's liability insurance shell have a limit of one million United States Dollars (U.S. $1,000,000) per occurrence.

ll. Comprehensive General Liability
    -------------------------------

     Comprehensive general liability insurance with contractual liability, products and completed operations, and broad form property damage coverage included, providing for a combined Single limit of one million United States Dollars (U.S. S1,000.000) (or personal injury. death or property damage resulting from each occurrence and covering all of Contractor's operator's under Contract. The aloresaid insurance shall cover, but not be limiteded to, loss of or damage to Operator's and to Contractor's Equipment and Personnel

III. Umbrella Liability Insurance
     ----------------------------

     Umbrella liability insurance coverage excess of !he primary coverage with a limit of no less than five million United States Rollers (U.S. $5,000,0GG) per occurrence including all areas involved in operations covered by the Contract.

IV. Automobile Liability
    --------------------
     Automobile liability insurance covering owned, non-owned and hired motor vehicles, with combined single limits of al least one million United Slates Dollars (U.S S1,000,000) for personal injury, death or property damage (resulting from each occurrence.

                   (Subject to Confirmation With Underwriters)